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                                 KING & SPALDING
                              191 Peachtree Street
                             Atlanta, Georgia 30303



                                 April 14, 1998



America Service Group Inc.
105 Westpark Drive
Suite 300
Brentwood, Tennessee  37207

         Re: 75,000 Shares of Common Stock, $0.01 Par Value (The "Common Stock") To Be Issued Pursuant To The Gerard F. Boyle Incentive Stock Option Plan (the "Plan")

Gentlemen:

         We have acted as counsel to America Service Group Inc. (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of 75,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), to be issued pursuant to the Plan.

         In rendering the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based upon and subject to the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization and issuance of the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly taken and the shares of Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and all amendments thereto and (b) all references to our firm in the Registration Statement.

                                    Very truly yours

                                    /s/     King & Spalding

                                    King & Spalding